EXHIBIT 99.1




COOPERATIVE BANKSHARES, INC. ANNOUNCES FIRST QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., February 23, 2006--Cooperative Bankshares, Inc. (NASDAQ:"COOP"), announced that on February 22, 2006 the Board of Directors declared the 2006 first quarter dividend of $0.05 per share. The dividend is payable on April 17, 2006, to stockholders of record April 3, 2006.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina.

                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181